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                                                                   EXHIBIT 10.1

                                                                 EXECUTION COPY


                    EXCLUSIVE SUPPLY AND PROMOTION AGREEMENT

THIS EXCLUSIVE SUPPLY AND PROMOTION AGREEMENT (as such may be modified or amended, the "AGREEMENT"), dated and effective as of June 22, 2001 (the "EFFECTIVE DATE"), is made by and between Ethicon Endo-Surgery, Inc., a corporation organized under the laws of the State of Ohio with a business address at 4545 Creek Road, Cincinnati, OH 45242 ("EES"), and Vista Medical Technologies, Inc., a corporation organized under the laws of the State of Delaware with a business address at 5451 Avenida Encinas, Suite A, Carlsbad, CA 92008 ("VISTA").

WHEREAS, Vista (A) develops, manufactures and markets medical products, including a 3-D head mounted visualization display device for surgeons performing surgical procedures; (B) organizes and sponsors laparoscopic bariatric surgery (i.e., gastric bypass surgery) training programs (the "CLINICS") to promote the use of Vista's visualization display devices among surgeons performing laparoscopic bariatric surgery ("LBS") on morbidly obese persons; (C) organizes and sponsors for Clinic participants post-proctoring mentorship programs (the "PROGRAMS"); and (D) is developing visualization technology including "Visi-Tools" technology.

WHEREAS, EES develops, manufactures and markets medical products, including the products identified by product code on EXHIBIT A hereto and on any and all amendments to such Exhibit A (the products (whether non-sterile or sterile) listed on Exhibit A, as such may be amended from time to time hereafter, are collectively referred to herein as, the "PRODUCTS").

WHEREAS, Vista desires to promote its Clinics and Programs and to use the non-sterile Products ***.

WHEREAS, EES desires to promote the Products and acquire rights to certain of Vista's visualization technology.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and undertakings contained herein, the parties hereby agree as follows.

                             SECTION 1. DEFINITIONS

The following terms, when used with initial capital letters in this Agreement, shall have the following meanings:

         "Affiliate" is any entity that directly or indirectly controls, is controlled by, or is under common control with a party hereto, and for such purpose "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise.

         "Visi-Tools IP" shall mean the intellectual property, trade secrets, know-how, technology and information, whether or not protected by patents, owned or otherwise controlled by Vista that are required in order to implement, utilize or commercialize Vista's "Visi-Tools Technology.

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         "Visi-Tools Technology" shall mean Vista's visual instrument concepts that involve, and technologies for, *** for purposes of normal and magnified visualization, as well as `picture in picture' display in Vista's head-mounted or other viewing technology.

             SECTION 2. RIGHTS AND RESPONSIBILITIES OF THE PARTIES

2.1      RIGHTS AND RESPONSIBILITIES OF EES.

         (a) SUPPLY OBLIGATIONS. EES shall manufacture for Vista's Clinics the Products in accordance with its product specifications; PROVIDED, THAT, such Products shall be, and shall be labeled, "non-sterile". EES shall deliver the non-sterile Products to the location(s) mutually agreed upon by the parties. EES's designated local account representative, after consulting with Vista and after reviewing the schedule of planned Clinics and the number of registered participants, will order non-sterile Products in an amount, as determined in the sole discretion of such representative, necessary to support upcoming Clinics. The non-sterile Products will be ordered through EES's Training Institute's Remote Education Support Organization. The quantity of non-sterile Products to be delivered shall be determined at the sole discretion of EES after reviewing the submitted order form, the schedule of planned Clinics and the number of registered participants. EES will pack the non-sterile Products in a manner to enable such Products to withstand the effects of shipping and handling. Costs incurred to manufacture the non-sterile Products and to ship such Products utilizing carriers chosen by EES will be borne by EES.

         (b) PAYMENT OBLIGATIONS. During the term of this Agreement and unless otherwise provided for in Section 10 hereof, EES shall pay to Vista *** which fee shall be payable as follows:

                  (i) During the initial 12-month term of this Agreement, *** shall be paid on the Effective Date and *** shall be paid on or, at the sole discretion of EES, prior to January 15, 2002;

                  (ii) During each subsequent 12-month term, if any, of this Agreement, *** shall be paid within 10 days after such additional term commences and *** shall be paid on or, at the sole discretion of EES, prior to January 15th of the calendar year following the calendar year in which the current term commenced.

         (c) DESIGNATION OF SALES REPRESENTATIVES. As promptly as practicable after the Effective Date, and from time to time thereafter, EES will designate sales training representatives (the "REPRESENTATIVES") to attend, at EES's cost and expense, the Clinics and Programs and to provide support necessary to familiarize Clinic and Program participants with the use of the Products. EES will notify its designated divisional sales management and the designated local account representatives that are responsible for servicing the Clinics and Programs of the names of the designated Representatives. Unless authorized by Vista the


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Representatives will not act as Vista's agents.

         (d) FINANCIAL ASSISTANCE. EES will use reasonable efforts to investigate the possible access by financially qualified Clinic and Program participants to financing programs, sponsored by Johnson & Johnson Finance Corporation, that support deferral of start-up acquisition costs necessary to undertake institutionalization of an LBS program by such participants.

         (e) INSPECTION RIGHTS. In the event EES provides reasonable notice to Vista of its desire to inspect and audit the Clinics and Programs to assure compliance by Vista of the provisions of this Agreement and applicable laws and regulations, Vista shall cooperate in good faith with EES to provide such access to EES and its representatives. EES acknowledges that Vista does not control the facilities (e.g., hospitals) or access to the facilities where the Clinics and Programs are held. Vista shall, within 30 days, remedy or cause the remedy of any deficiencies which may be noted in any such audit or, if any such deficiencies can not reasonably be remedied within such 30-day period, present to EES a written plan to remedy such deficiencies as soon as possible. The failure by Vista to remedy or cause the remedy of any such deficiencies within such 30-day period or to present such a plan within such 30-day period and then use its reasonable and diligent efforts to remedy or cause the remedy of such deficiencies in accordance with such written plan, as the case may be, shall be deemed a breach of this Agreement. Vista acknowledges that the provisions herein granting EES certain audit rights shall in no way relieve Vista of any of its obligations under this Agreement, nor shall such provisions require EES to conduct any such audits.

2.2      RIGHTS AND RESPONSIBILITIES OF VISTA.

         (a) EXCLUSIVITY. During the term of this Agreement and solely with respect to the specific functions and applications addressed by the Products, Vista will exclusively use in the Clinics the non-sterile Products and Vista will exclusively promote in the Programs the sterile Products; provided, that Vista shall not be required to exclusively use or promote any additional product that is added by EES to Exhibit A and becomes a "Product" after the Effective Date if, and only for as long as, such new Product (i) directly competes with an existing product manufactured by Vista that is (at the time EES adds such additional product to Exhibit A) used in the Clinics or Programs or (ii) is substantially similar to a third party's product which Vista is (at the time EES adds such additional product to Exhibit A) contractually obligated to a third party to use in the Clinics or promote in the Programs. Subject to Section 3.1, Vista shall not use, and shall cause its Affiliates, Medical Directors (as defined hereinafter in Section 5.1(d)), and Clinic and Program participants to not use, in the Clinics and Programs products manufactured and/or distributed by third-parties that compete with the Products or are substantially similar to the Products. ***
         (b) RESPONSIBILITY TO HOLD CLINICS AND PROGRAMS. During each 12-month period

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during the term of this Agreement beginning on the Effective Date and each anniversary thereof, Vista agrees to conduct, without any payments (other than payments specified in Section 2.1(b)) from EES, for the benefit of qualified physicians and their operating room supporting personnel (collectively, the "O.R. TEAM"), *** . Vista shall provide EES's designated mechanical device marketing management and designated divisional sales management with notice of such Clinics and Programs. Each such notice shall be delivered within 10 days after a Clinic or Program is scheduled, but in no event less than 10 days before the Clinic or Program is to occur, and shall include a good faith estimate of the number of anticipated Clinic and/or Program participants. The Clinics and Programs will only be operated under the direction of the physicians (the "MEDICAL DIRECTORS") named on EXHIBIT B (as such may be amended pursuant to
Section 11.6) and each such Medical Director identified on Exhibit B will be a party to a clinical consulting agreement with Vista at all times that such Medical Director directs the operations of a Clinic or Program. Each Clinic will meet the guidelines established in the "Framework for Post-Residency Surgical Education and Training".


If the actual number of Clinics conducted in any 12-month period shall be *** , the difference shall be referred to herein as the "CLINIC SHORTFALL". If the actual number of Programs conducted in any 12-month period shall be *** , the difference shall be referred to herein as the "PROGRAM SHORTFALL". In the event EES exercises its right to extend any term of this Agreement, any Clinics and Programs conducted by Vista during such subsequent term will not be counted in determining whether Vista has satisfied its obligation to conduct *** Clinics and *** Programs in a given 12-month period until the Clinic Shortfall or Program Shortfall, as the case may be, has been satisfied. In the event the Agreement is terminated by EES or expires, Vista's exclusivity obligation under
Section 2.2(a) shall survive termination or expiration of this Agreement with respect to Clinics and Programs conducted in subsequent periods but only to the extent the number of subsequent Clinics satisfies the Clinic Shortfall and the number of subsequent Programs satisfies the Program Shortfall.

         (c) RESPONSIBILITY TO PRODUCE TRAINING AND PROMOTIONAL LITERATURE. Vista will provide, at its sole cost and expense, all the necessary and appropriate (i) training materials (both CME and non-CME) for the Clinics and Programs, and (ii) promotional materials for LBS, the Clinics and Programs for use by the Representatives. Vista will deliver to EES a sample of the training and promotional materials prepared by Vista and such materials will be subject to EES's copy review procedures and comments prior to their distribution.

         (d) RESPONSIBILITY TO TRAIN EES'S REPRESENTATIVES. Vista will admit, at EES's sole cost and expense, the Representatives into the Clinics and Programs. In addition, Vista will provide semi-annually, at EES's request, at least 4 hours of additional education and training on the features and benefits of LBS, the Clinic and the Program to the Representatives.


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         (e)      RESPONSIBILITY TO COMPENSATE EES'S REPRESENTATIVES. *** for
each O.R. Team that participates in a Clinic as a direct result of the promotional efforts undertaken by such Representative.

         (f) RESPONSIBILITY TO ADHERE TO LAWS AND REGULATIONS. Vista will not, and will use its reasonable and diligent efforts to ensure that Medical Directors and Clinic and Program participants do not, submit for Medicare reimbursement the cost of any Product provided by EES hereunder. Vista further agrees to demonstrate each Product only in accordance with such Product's labeled indications and instructions for use.

         (g) RESPONSIBILITY TO MAINTAIN INSURANCE: Vista shall obtain, pay for and maintain product liability insurance covering bodily injury and property damage arising out of the use of the Products with limits of not less than *** per occurrence and *** as an aggregate per year.

2.3 MUTUAL RESPONSIBILITIES. During the term of this Agreement, the parties in good faith will collaborate with each other for the following purposes: (a) to devise marketing and market development strategies which focus on, without limitation, the promotion of LBS, Vista's LBS training and the Products at conventions, through professional organizations and through advertising campaigns; (b) to assess cooperative technology opportunities to incorporate the Visi-Tools IP and Visi-Tools Technology into EES's instruments and systems; (c) to identify additional surgical procedure opportunities amenable to the type and level of service being provided in the Clinics and Programs and, if appropriate, expand the scope of this exclusive relationship to incorporate such additional identified and approved procedures.

                         SECTION 3. FAILURES TO SUPPLY

3.1 FAILURE TO SUPPLY. In the event that EES shall fail to supply any non-sterile Product in such quantities as Vista shall reasonably require for the Clinics, then Vista shall be permitted to obtain a substitute product from another supplier but only for so long as EES shall fail to supply such Product.

                     SECTION 4. RIGHT OF FIRST NEGOTIATION

During the term of this Agreement and in consideration for the fees payable by EES hereunder, Vista hereby grants EES the right of first negotiation to acquire from Vista title to or the right to use, offer for sale, sell, market and/or distribute the Visi-Tools Technology and the Visi-Tools IP. EES shall have 30 days from the time it receives from Vista material written information about any Visi-Tools Technology or Visi-Tools IP to notify Vista in writing if it is interested in discussing terms for EES to purchase, license or otherwise have access to such. If EES so notifies Vista of its interest in the Visi-Tools Technology or Visi-Tools IP, then the parties shall for a period of 45 days negotiate, in good faith, the terms of such transaction. In no event shall


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Vista enter into an agreement with a third party to sell, assign, license, transfer or otherwise make available the Visi-Tools Technology or Visi-Tools IP to such third party upon material terms and conditions which are materially more favorable to such third party than such material terms and conditions which EES offered to Vista in connection therewith. Vista hereby covenants that only for so long as this right of first negotiation survives neither Vista (nor any of its Affiliates) shall enter into any of the agreements, contracts, understandings or arrangements described in Section 5.1(e) without the consent of EES; provided, that such consent shall not be required with respect to any Visi-Tools Technology or Visi-Tools IP that, in accordance with this section, was first presented to EES and thereafter either EES failed to notify Vista of its interest therein or access to such was negotiated between the parties. This right of first negotiation shall survive any termination of this Agreement, whether occurring during the initial term or any extended term, but such right shall survive in the case of the initial term, until June 22, 2002 and in the case of each extended term, until the 6-month anniversary of the commencement of such extended term.

                   SECTION 5. REPRESENTATIONS AND WARRANTIES

5.1 REPRESENTATIONS AND WARRANTIES OF VISTA. Vista represents and warrants to EES as of the date hereof as follows:

         (a) DUE ORGANIZATION AND AUTHORIZATION. Vista is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Vista have been duly authorized by all necessary corporate action on the part of Vista and this Agreement has been duly executed and delivered by a duly authorized officer of Vista and constitutes a valid and legally binding obligation of Vista in accordance with its terms.

         (b) NO VIOLATION. That the performance of Vista's obligations under this Agreement will not result in a violation or breach of, and will not conflict with or constitute a default under any agreement, contract, commitment or obligation to which such party or any of its Affiliates is bound. Neither the execution and delivery of this Agreement by Vista nor the consummation by Vista of the transactions contemplated hereby nor compliance by Vista with any of the provisions hereof shall: (i) conflict with or result in any breach of any provisions of the Certificate of Incorporation or By-laws of Vista; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority; (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Vista; or (iv) require any consent, approval, authorization, or permit under any contract, agreement or commitment.

         (c) INVESTIGATIONS; LITIGATION. There have been no, and there are no pending or threatened, actions, suits, proceedings, claims or investigations concerning Vista or any of its


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Affiliates with respect to the Clinics or Programs or the transactions contemplated hereby.

         (d) CONDUCT OF THE BUSINESS. Vista operates only the Clinics specified on Exhibit B and only at the locations specified on Exhibit B. The Clinics and Programs are operated under the direction of the physicians (the "MEDICAL DIRECTORS") named on Exhibit B. Each Medical Director identified on Exhibit B is party to a clinical consulting agreement with Vista. Each Clinic meets the guidelines as established in the "Framework for Post-Residency Surgical Education and Training" and is endorsed by The Society of American Gastrointestinal Endoscopic Surgeons (SAGES).

         (e) AUTHORITY TO GRANT RIGHT OF FIRST NEGOTIATION. Vista is empowered to grant EES the right of first negotiation set forth in Section 4. There are no outstanding encumbrances and there are no agreements, contracts, understandings or arrangements of any kind pursuant to which any third-party may acquire from Vista, or has the right to use, offer for sale, sell, market or distribute, any of the Visi-Tools IP or Visi-Tools Technology.

5.2 REPRESENTATIONS AND WARRANTIES OF EES. EES represents and warrants to Vista, as of the date hereof, as follows:

         (a) DUE ORGANIZATION AND AUTHORIZATION. EES is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and has all requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by EES have been duly authorized by all necessary corporate action on the part of EES and this Agreement has been duly executed and delivered by a duly authorized officer of EES and constitutes a valid and legally binding obligation of Buyer in accordance with its terms.

         (b) NO VIOLATION. That the performance of EES's obligations under this Agreement will not result in a violation or breach of, and will not conflict with or constitute a default under any agreement, contract, commitment or obligation to which such party is bound.

         (c) SUPPLY OF PRODUCT. EES expressly warrants and represents that it owns all of the right, title and interest in and to the Products and it is empowered to supply the Products.

                         SECTION 6. WARRANTY DISCLAIMER

The Products are being provided to Vista AS IS. Except for the warranty provided in Section 5.2(c) above, EES DISCLAIMS ALL OTHER WARRANTIES WITH RESPECT TO THE PRODUCTS, EXPRESS OR IMPLIED, INCLUDING (i) ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE (ii) ANY WARRANTY WITH RESPECT TO THE DESIGN, MATERIAL OR WORKMANSHIP OF THE PRODUCTS, AND (iii) ANY WARRANTY AS TO COMPLIANCE
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PRODUCTS WITH ANY APPLICABLE LAW CONCERNING SAFETY IN DESIGN OR OPERATION, and
Vista hereby acknowledges and agrees that EES shall have no liability to Vista with respect to the foregoing.

                           SECTION 7. INDEMNIFICATION

7.1 INDEMNIFICATION BY VISTA. Vista shall indemnify and hold EES (and its Affiliates) harmless from and against all liabilities, claims, demands, damages, expenses and losses (including reasonable attorneys' fees) (collectively "DAMAGES") that may be sustained, suffered or incurred by EES (or its Affiliates) arising directly from or by reason of (a) the breach by Vista of any of the warranties, representations, covenants and agreements made by Vista herein, (b) claims of trademark or copyright infringement made with respect to use of Vista's training and promotional materials and (c) personal injury claims by third parties arising from the use or application of any Product provided to Vista pursuant to this Agreement (other than personal injury claims by O.R. team members arising from the use of any non-sterile Product during the Clinics). In the case of Damages arising directly from or by reason of Section 7.1(a) or 7.1(b), Vista's indemnification obligations for such Damages shall be limited to the fees paid by EES to Vista hereunder.

7.2 INDEMNIFICATION BY EES. EES shall indemnify and hold Vista harmless from and against all Damages that may be sustained, suffered or incurred by Vista arising directly from or by reason of (a) the breach by EES of any of the warranties, representations, covenants and agreements made by EES herein, (b) claims of patent infringement made with respect to the use of any Product in accordance with this Agreement and (c) personal injury claims by third parties arising from the use or application of any sterile product (similar in form and function to the Products) distributed by EES. In the case of Damages arising directly from or by reason of Section 7.2(a) or 7.2(b), EES's indemnification obligations for such Damages shall be limited to the fees paid by EES to Vista hereunder.

7.3 PROCEDURES. Each indemnified party agrees to give the indemnifying party prompt written notice of any matter upon which such indemnified party intends to base a claim for indemnification (an "INDEMNITY CLAIM") under this section. The indemnifying party shall have the right, with counsel reasonably satisfactory to the indemnified party, to participate jointly with the indemnified party in the indemnified party's defense, settlement or other disposition of any Indemnity Claim. With respect to any Indemnity Claim relating solely to the payment of money damages and which could not result in the indemnified party's becoming subject to injunctive or other equitable relief or otherwise adversely affect the business of the indemnified party in any manner, and as to which the indemnifying party shall have acknowledged in writing the obligation to indemnify the indemnified party hereunder, the indemnifying party shall have the sole right to defend, settle or otherwise dispose of such Indemnity Claim, on such terms as the indemnifying party, in its sole discretion, shall deem appropriate; provided that the indemnifying party shall provide reasonable evidence of its ability to pay any damages claimed and with respect to any such settlement shall obtain the written release of the indemnified party from the Indemnity Claim. The indemnifying party shall obtain the written consent of the indemnified party prior to ceasing to defend,
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disposing of any Indemnity Claim if as a result thereof the indemnified party would become subject to injunctive or other equitable relief or the business of the indemnified party would be adversely affected in any manner.

         SECTION 8. TRADEMARKS; CONFIDENTIAL INFORMATION AND PUBLICITY

8.1 TRADEMARKS AND COPYRIGHTS. Nothing herein shall be deemed to give one party any right to trademarks or copyrights of the other party or to their use except that each party shall have the right to use the other party's trademarks and copyrights promoting the Clinics and Programs during the term of this Agreement if it chooses to do so, but such use shall require the consent of such other party.

8.2 CONFIDENTIAL INFORMATION. All written information exchanged between the parties while this Agreement is in effect that is either clearly designated by the disclosing party as "confidential" or may be reasonably understood from the notices or legends affixed to it that it is proprietary to the disclosing party, shall be treated as confidential information. Each party agrees that such confidential information received from the other party under this Agreement shall be maintained in confidence for three years after such exchange, and the receiving party agrees not to use (other than in the performance of its obligations hereunder) or disclose such information to any third party without the prior written approval of the other party, unless such information (a) has become public knowledge through no fault of the party receiving such information, or (b) comes to such receiving party from a third party under no obligation of confidentiality with respect to such information, or (c) was in the possession of such receiving party prior to the date of disclosure or is independently developed by or on behalf of such party without reliance on the confidential information received hereunder, or (d) is requested to be disclosed in compliance with applicable laws or regulations or is otherwise required to be disclosed in compliance with an order by a court or other regulatory body having competent jurisdiction; provided however that a party may disclose the existence of this Agreement and the material terms of this Agreement to prospective financing sources and acquirors who are under an obligation of confidentiality to such party; and provided, further, that the disclosing party shall comply with Section 8.3.

8.3 PUBLICITY. The parties hereto covenant and agree that each will not make any public announcement, press release or statement of the existence of, or reveal publicly the terms, conditions and status of, the transactions contemplated herein, without the prior written consent (which shall not be unreasonably withheld) of the other party as to the content of, time and manner of the release of such announcement, release or statement. In the event that Vista determines that it is required to file this Agreement as an exhibit to a periodic filing required under the Securities and Exchange Act of 1934, as amended, it shall notify Vista of such proposed filing and EES shall have the right to require EES to redact certain sensitive terms of this Agreement prior to the filing. The parties hereby agree to the release of a press release attached hereto as EXHIBIT C promptly following the execution of this Agreement.


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                                SECTION 9. TERM

The initial term of this Agreement shall be for a period of *** from the Effective Date unless earlier terminated as expressly provided under the terms of this Agreement. EES, at its sole election, may extend the term of this Agreement for up to four additional *** periods by giving Vista, at least
60 days prior to the end of the then current term, written notice of each such election.

                            SECTION 10. TERMINATION

10.1 TERMINATION FOR BREACH. This Agreement may be terminated, prior to the expiration of its initial or any additional term, by either party by giving written notice of its intent to terminate and stating the grounds therefor if the other party shall materially breach or materially fail in the observance or performance of any representation, warranty, covenant or obligation under this Agreement (i.e., a termination for "CAUSE"). The party receiving such notice shall have 30 days from the date of receipt thereof to cure the purported breach or failure. In the event such breach or failure is cured to the satisfaction of the non-defaulting party, the notice of termination shall be of no effect. In the event EES delivers such a notice of termination, EES's payment obligations under Section 2.1(b)hereof automatically shall be suspended until the purported breach or failure is timely cured in accordance with this Section 10.1. If the purported breach or failure is not timely cured and the Agreement terminated, EES shall be relieved from its payment obligations under Section 2.1(b) hereof and shall have no liability to Vista therefor.

10.2 TERMINATION BY EES WITHOUT "CAUSE". Notwithstanding anything to the contrary in this Agreement, EES may terminate this Agreement without Cause at any time during the initial or any additional term upon 90 days' prior written notice. The giving of such notice during any additional term will automatically relieve EES of its obligation under Section 2.1(b) hereof to pay the second *** of the annual fee for such additional term and EES shall have no liability to Vista therefor.

10.3 EFFECT OF TERMINATION. Other than as provided in Sections 10.1 and 10.2 above, termination of this Agreement for any reason shall not release either party from any liability which at such time has already accrued or which thereafter accrues from a breach or default prior to such termination, nor affect in any way the survival of any other right, duty or obligation of either party hereto which under the terms of this Agreement survives such termination including, without limitation, Sections 7, 8.2 and 11.3.

                           SECTION 11. MISCELLANEOUS

11.1 NOTICES. All communications and notices required or called for under this Agreement shall be in writing and shall be transmitted by (a) first class US mail, postage prepaid, and shall be deemed delivered three business days after mailing, or (b) national overnight delivery service, and shall be deemed delivered on the next business day after mailing or (c) by facsimile, and


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shall be deemed delivered on the next business day after transmission provided the sender has confirmation of the transmission. Unless a change of address notice is provided by a party to the other party, notices to EES shall be sent to the address set forth in the beginning of this Agreement or to facsimile number (513) 337-3392 and to the attention of *** and notices to Vista shall be sent to the address set forth in the beginning of this Agreement or to facsimile number (760) 603-9170 and to the attention of John Lyon.

11.2 GOVERNING LAW. This Agreement shall be governed by the internal law (and not the law pertaining to conflicts or choice of laws) of the State of New York in all respects, including all matters of validity, construction and performance of this Agreement.

11.3 ARBITRATION. All controversies and claims arising out of or relating to this Agreement or the validity, inducement, or breach thereof, shall be settled by arbitration before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then pertaining, except where those rules conflict with this provision, in which case this provision controls. The parties hereby consent to the jurisdiction of the federal district court for the district in which the arbitration is held for the enforcement of this provision and the entry of judgment on any award rendered hereunder. Should such court for any reason lack jurisdiction, any court with jurisdiction shall enforce this clause and enter judgment on any award. The arbitrator shall be an attorney who has at least 15 years of experience with a law firm or corporate law department of over 25 lawyers or was a judge of a court of general jurisdiction. The arbitration shall be held in California if initiated by Vista and Ohio if initiated by EES and in rendering the award the arbitrator must apply the substantive law of New York (except where that law conflicts with this clause), except that the interpretation and enforcement of this arbitration provision shall be governed by the Federal Arbitration Act. The arbitrator shall be neutral, independent, disinterested, impartial and shall abide by The Code of Ethics for Arbitrators in Commercial Disputes approved by the AAA. The arbitrator (a) shall not have any power or authority to add to, alter, amend or modify the terms of this Agreement; (b) shall establish and enforce appropriate rules to ensure that the proceedings, including the decision, be kept confidential and that all confidential information of the parties be kept confidential and be used for no purpose other than the arbitration and (c) shall have the power to enforce specifically this Agreement and the terms and conditions hereof in addition to any other remedies at law or in equity. Within 45 days of initiation of arbitration, the parties shall reach agreement upon and thereafter follow procedures assuring that the arbitration will be concluded and the award rendered within no more than six months from selection of the arbitrator. Failing such agreement, the AAA will design and the parties will follow procedures that meet such a time schedule. Each party has the right before or, if the arbitrator cannot hear the matter within an acceptable period, during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc., to avoid irreparable harm, maintain the status quo or preserve the subject matter of the arbitration. THE ARBITRATOR SHALL NOT AWARD ANY PARTY PUNITIVE, EXEMPLARY, MULTIPLIED OR CONSEQUENTIAL DAMAGES, AND EACH PARTY

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

HEREBY IRREVOCABLY WAIVES ANY RIGHT TO SEEK SUCH DAMAGES. NO PARTY MAY SEEK OR OBTAIN PREJUDGMENT INTEREST OR ATTORNEYS' FEES OR COSTS.

11.4 RELATIONSHIP OF THE PARTIES. The parties hereto are entering into this Agreement as independent contractors, and nothing herein is intended or shall be construed to create between the parties a relationship of principal and agent, partners, joint venturers or employer and employee. Neither party shall hold itself out to others or seek to bind or commit the other party in any manner inconsistent with the foregoing provision.

11.5 ENTIRE AGREEMENT. The parties have, in this Agreement, incorporated all representations, warranties, covenants, and agreements on which they have relied in entering into this Agreement, and, except as provided for herein, neither party makes any commitment to the other concerning its future action. Accordingly, this Agreement (a) constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and there are no promises, representations, conditions, provisions or terms related thereto other than those set forth in this Agreement and (b) supersedes all previous understandings, agreements and representations between the parties, written or oral. VISTA AGREES THAT THE REPRESENTATIONS AND WARRANTIES GIVEN HEREIN BY EES ARE IN LIEU OF, AND VISTA HEREBY EXPRESSLY WAIVES ALL RIGHTS TO, ANY IMPLIED WARRANTIES WHICH MAY OTHERWISE BE APPLICABLE BECAUSE OF THE PROVISIONS OF THE UNIFORM COMMERCIAL CODE OR ANY OTHER STATUTE, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

11.6 MODIFICATIONS AND AMENDMENTS. No modification, change or amendment to this Agreement shall be effective unless in writing signed by each of the parties hereto; provided, that, EES in its sole discretion can modify, change or amend Exhibit A hereto to delete or add products; and provided; further, that Vista can modify, change or amend Exhibit B subject to the consent of EES, which cannot be unreasonably withheld or delayed.

11.7 WAIVER. The failure of either party to enforce at any time for any period the provisions of this Agreement shall not be construed to be a waiver of such provisions or of the right of such party thereafter to enforce each such provision.

11.8 ASSIGNMENT. This Agreement may not be transferred or assigned by either party without the prior written consent (which shall not be unreasonably withheld) of the other, except that (a) EES may assign its rights and/or obligations hereunder to any of its Affiliates or to a successor to its business and (b) Vista may assign, in whole not in part, its rights and obligations hereunder to a successor to substantially all of its business (including the Visi-Tools IP and Visi-Tools Technology). Subject to the foregoing sentence, this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

11.9 SEVERABILITY. In the event that any one or more of the provisions (or any part thereof) contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Any term or provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, to the extent the economic benefits conferred by this Agreement to both parties remain substantially unimpaired, not affect the validity, legality or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

11.10 BANKRUPTCY All rights to intellectual property granted under or pursuant to this Agreement by Vista to EES are for all purposes of Section 365(n) of Title 11, U.S. Code (the "BANKRUPTCY CODE"), licenses of rights to "intellectual property" as defined in the Bankruptcy Code. The parties agree that EES, as a beneficiary of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. Vista agrees during the term of this Agreement to create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, of all such intellectual property. If a case is commenced by or against Vista under the Bankruptcy Code, then, unless and until this Agreement is rejected as provided in the Bankruptcy Code, Vista (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Bankruptcy Code trustee) shall either perform all of the obligations provided in this Agreement to be performed by Vista or provide to EES all such intellectual property (including all embodiments thereof) held by Vista and such successors and assigns, as EES may elect in a written request, immediately upon such request. If a Bankruptcy Code case is commenced by or against Vista, this Agreement is rejected as provided in the Bankruptcy Code and EES elects to retain its rights hereunder as provided in the Bankruptcy Code, then Vista (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Bankruptcy Code trustee) shall provide to EES all such intellectual property (including all embodiments thereof) held by Vista and such successors and assigns immediately upon EES's written request therefor. All rights, powers and remedies of EES provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, the Bankruptcy Code) in the event of any such commencement of a bankruptcy proceeding by or against Vista. EES, in addition to the rights, powers and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity (including the Bankruptcy
Code) in such event.

11.11 FORCE MAJEURE EVENTS. If either party is prevented from performing any of its obligations hereunder due to any cause which is beyond its reasonable control, including: fire, explosion, flood, or other acts of God; acts, regulations, or laws of any government; war or civil commotion; strike, lock-out or labor disturbances; or failure of public utilities or common carriers (a "FORCE MAJEURE EVENT"), such party shall not be liable for breach of this Agreement with respect to such non-performance to the extent any such non-performance is due to a Force Majeure Event. Such non-performance will be excused as long as such event shall be continuing, provided that such party gives immediate written notice to the other party of the Force Majeure Event. Each party experiencing the Force Majeure Event shall exercise reasonable efforts to eliminate the Force Majeure Event and to resume performance of its affected obligations as soon as practicable.

11.12 EXPENSES. Each party shall pay all of its own fees and expenses (including all legal, accounting and other advisory fees) incurred in connection with the negotiation and execution of this Agreement and the arrangements contemplated hereby.

11.13 HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning and interpretation of this Agreement.

11.14 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to constitute the same Agreement.


                            [signature page follows]

The parties agree to the terms of this EXCLUSIVE SUPPLY AND PROMOTION AGREEMENT, as indicated by the signatures of their respective corporate officers, duly authorized as of the Effective Date.


ETHICON ENDO-SURGERY, INC.          VISTA MEDICAL TECHNOLOGIES, INC.


By:  /s/ KAREN LICITRA              By:  /s/ JOHN LYON, PRESIDENT & CEO
     -----------------                   ------------------------------
     Print Name and Title:               Print Name and Title:
     Karen Licitra
     President

                                                       EXHIBIT A - PRODUCT LIST


             NON-ESI ACCREDITED FIELD ACTIVITY NEEDS ASSESSMENT FORM
                               NON-STERILE PRODUCT

PRODUCT REQUESTS MUST BE FILLED OUT COMPLETELY, ACCURATELY, LEGIBLY, AND RECEIVED 30 DAYS PRIOR TO EVENT.


Coordinator's Name:                              Date of Lab:
                   -------------------                       ------------------
Coordinator's Phone #:                           Cost Center:
                      ----------------                       ------------------

   Product              Quantity              Product              Quantity              Product            Quantity
     Code             (Single Unit)            Code              (Single Unit)            Code            (Single Unit)
   -------            -------------           -------            -------------           -------          -------------
    ***                                        ***
    ***                                        ***
    ***                                        ***
    ***                                        ***
    ***                                        ***
    ***                                        ***
    ***                                        ***
    ***                                        ***
    ***                                        ***
    ***                                        ***
    ***                                        ***
    ***                                        ***
    ***
    ***
    ***
    ***
    ***
    ***
    ***
    ***


                              SUTURE PRODUCT CODES

    Product              Quantity              Product              Quantity              Product              Quantity
     Code                  (Box)                Code                  (Box)                 Code                 (Box)
    -------              --------              -------              --------              -------              --------
    ***                                        ***                                        ***
    ***                                        ***



 If PRODUCT ordered is not available, are substitutions acceptable?
 Yes / /      No / /


  FAX THIS FORM TO REGISTRATION 513-337-2000 OR E-MAIL contactesi@eesus.jnj.com


NOTE: ALL ORDERS MUST BE APPROVED BY IACUC COMPLIANCE PRIOR TO SHIPPING. ONCE COURSE IS APPROVED, FORM WILL BE FORWARDED FOR PROCESSING.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

EXHIBIT B - CLINIC AND PHYSICIAN INFORMATION


CLINICS                                                    MEDICAL DIRECTORS UNDER CONTRACT
-------                                                    --------------------------------
***                                                        ***

***                                                        ***

***                                                        ***


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                                       EXHIBIT C-- PRESS RELEASE

            [LOGO]                             5451 Avenida Encinas, Suite A
THE FINANCIAL RELATIONS BOARD                  Carlsbad, CA 92008
       BSMG WORLDWIDE                          (760) 603-9120
                                               NASDAQ:  VMTI

-------------------------------------------------------------------------------
FOR FURTHER INFORMATION:


AT THE COMPANY                 AT THE FINANCIAL RELATIONS BOARD/BSMG WORLDWIDE
John R. Lyon                   Haris Tajyar
President                      Investor and Media Contact
(760) 603-9120                 (310) 996-7462
-------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
JUNE 25, 2001                                                             DRAFT


                     VISTA MEDICAL AND ETHICON ENDO-SURGERY
                       FORM STRATEGIC ALLIANCE TO ADVANCE
             ADOPTION OF MINIMALLY INVASIVE WEIGHT REDUCTION SURGERY



CARLSBAD, CA, JUNE 25, 2001 - Vista Medical Technologies, Inc. (NASDAQ: VMTI), and Ethicon Endo-Surgery today announced that they have formed a strategic alliance primarily in support of the Vista Medical Laparoscopic Bariatric Surgery (LBS) Program and Vista's activities and services related to developing the surgical weight reduction market. This alliance affirms the focus of both companies on sponsoring the highest quality surgical training, in conjunction with associated products and programs, as keys to addressing the needs of physicians and patients in minimally invasive bariatric surgery.

The alliance agreement also provides that the companies will evaluate other complex minimally invasive surgical procedures which may benefit from the type of combined training and technology involved in the LBS Program and will assess opportunities to co-develop products incorporating Vista's proprietary visualization technology. Specific terms of the agreement, including financial terms, were not disclosed.

John R. Lyon, President and CEO of Vista Medical, said, "this strategic alliance strengthens and extends the collaboration which Vista and Ethicon Endo-Surgery established last year. It reflects recognition of the potential represented by the option of minimally invasive gastric bypass surgery as a proven solution for morbid obesity and its co-morbidities. It also emphasizes our joint commitment to offer the highest level of training, products and services to this rapidly evolving market. The financial, product and marketing support provided by Ethicon Endo-Surgery reinforces Vista's ability to develop and deliver comprehensive programs to service accelerated growth of the market."


                                    -MORE-

Karen Licitra, President of Ethicon Endo-Surgery, Inc. said, "We are excited about our continued relationship with Vista Medical and the opportunity to further develop this important treatment for morbid obesity."

VISTA MEDICAL TECHNOLOGIES, INC.

Vista Medical Technologies, Inc. develops, manufactures and markets products that provide information to doctors performing minimally invasive general surgical, cardiac surgical and other selected microsurgical procedures. The Company also develops and manages training and support programs which enhance the adoption of procedures incorporating use of our visualization technology, including the Laparoscopic Bariatric Surgery Program whereby we are working to establish a national network of centers performing minimally invasive gastric bypass surgery, to assist weight reduction in the morbidly obese. The Company's products combine a head mounted display with video cameras to provide surgeons with critical visual information during these microsurgical procedures, combined with the ability to view additional information in a voice-controlled, picture-in-picture format, to facilitate real-time decision making during surgery. The Company also manufactures compact, high-resolution endoscopic cameras for original equipment manufacturer customers and strategic partners. Vista Medical Technologies is traded on the NASDAQ SmallCap Market under the stock symbol VMTI. The Company's Internet Website is www.vistamt.com. For more information on Vista Medical Technologies, Inc. via facsimile at no cost, call 1-800-PRO-INFO and dial code VMTI.

FORWARD LOOKING STATEMENTS

This news release may contain forward-looking statements concerning the business and products of the Company. Actual results may differ materially depending on a number of risk factors, including, but not limited to the following: the Company's ability to raise additional capital to fund its operations and execute its business plan, development, manufacturing, shipment, global economic and distribution risks and customer acceptance. Other risks inherent in the business of the Company are described in Securities and Exchange Commission filings, including the Annual Report on Form 10-K for the year ended December 31, 2000, and the Company's most recent quarterly report on Form 10-Q. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.


                                      # # #